Exhibit 99.1

EAGLE MATERIALS INC. ANNOUNCES

RESIGNATION OF CHIEF FINANCIAL OFFICER

(Dallas, TX May 11, 2009): Eagle Materials Inc. (NYSE: EXP) today announced that Mark V. Dendle, Eagle’s Executive Vice President – Finance & Administration and Chief Financial Officer, will resign effective June 12, 2009 in order to pursue other interests. Mr. Dendle has advised Eagle that he will remain in his position through June 12, 2009 to assist with transition items as well as the filing of Eagle’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009. Eagle has agreed to continue to pay Mr. Dendle his base salary for six (6) months following his departure. There was no disagreement or dispute with the Company concerning his resignation.

“During his time at Eagle, Mark has provided valuable assistance to Eagle as it navigates its way through the current business environment,” said Steven R. Rowley, President and Chief Executive Officer. “We wish Mark well in his future endeavors and thank him for his service and contributions to Eagle.”

Eagle intends to immediately commence the process of identifying a replacement.

About Eagle Materials Inc.

Eagle Materials Inc. is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

Craig Kesler

Vice President – IR and Corporate Development